UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):	March 15, 2008

AWARE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 15, 2008, Frederick D’Alessio, a director of Aware, Inc., informed the Board of Directors of Aware, Inc. that he did not want to stand for election for another term.  Mr. D’Alessio’s tenure as a director of Aware, Inc. will end at the Annual Meeting of Stockholders on May 21, 2008.  On March 18, 2008, in recognition of his years of service, the Compensation Committee of Aware, Inc. approved a payment to Mr. D’Alessio of $40,000 to be paid on the date of the Annual Meeting of Stockholders.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements or exhibits are required to be filed as part of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: March 20, 2008	By:	/s/ Michael A. Tzannes
Michael A. Tzannes
Chief Executive Officer